UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2011

WEGENER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11350 Technology Circle, Johns Creek, Georgia 30097
 (Address of principal executive offices, including zip code)

(770) 623-0096
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Wegener Corporation, a Delaware corporation (the “Company”), was held on February 1, 2011.  Matters voted upon and the final voting results were as follows:

(1.)
The shareholders approved the election of the following class I director nominees to the Board of Directors to hold office until the 2014 annual meeting of stockholders or until their successors shall have been elected and qualified with the voting as follows:

Nominee	For	Withheld	Broker non-votes
C. Troy Woodbury, Jr.	6,947,715	129,449	5,076,249
Phylis A. Eagle-Oldson	6,827,061	250,103	5,076,249

(2.)	The Company’s 2011 Incentive Plan was approved with the voting as follows:

For	Against	Abstain	Broker non-votes
6,408,690	665,004	3,470	5,076,249

(3.)
An amendment to the Company’s Certificate of Incorporation that authorizes shares of preferred stock and grants to the board of directors the authority to issue shares of preferred stock in one or more series and to determine the terms and conditions thereof was approved with the voting as follows:

For	Against	Abstain	Broker non-votes
6,380,555	684,883	11,726	5,076,249

(4.)	The proposal to hold an advisory (nonbinding) vote on executive compensation was approved with the voting as follows:

For	Against	Abstain	Broker non-votes
6,982,452	74,707	19,830	5,076,249

(5.)	The shareholders voted to hold the advisory (nonbinding) vote on executive compensation on an annual basis as follows:

1 Year	2 Years	3 Years	Abstain	Broker non-votes
6,737,148	56,361	229,973	53,507	5,076,249

(6.)	The appointment of Habif, Arogeti & Wynne, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2011 was ratified with the voting as follows:

For	Against	Abstain
11,982,098	157,831	13,484

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEGENER CORPORATION

Date: February 3, 2011	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
President and Chief Executive Officer
(Principal Executive Officer)